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                                                                    Exhibit 10.5

December 23, 2002


Worldspan, L.P.
300 Galleria Parkway, N.W.
Atlanta, GA  30339

        LETTER AMENDMENT

Ladies and Gentlemen:

Reference is made to the Amended and Restated Agreement for CRS Access and Related Services, dated as of November 1, 2001, as amended by the First Amendment thereto dated as of December 13, 2002 (the "Agreement")

Orbitz, LLC and Worldspan, L.P. hereby agree to amend the Agreement as follows:

Section 4.7(c) is restated in its entirety to provide as follows:

"(c)    Notwithstanding Sections 4.7(a) and (b), Orbitz shall discontinue all access, either directly or through ITA, to the Worldspan System with respect to Supplier Link Segments for American Airlines no later than January 31, 2003 and with respect to Supplier Link Segments for Continental Airlines no later than January 1, 2003. In the event Orbitz or ITA, acting at the direction and on behalf of Orbitz, as the case may be continues to generate DIR INVQ Messages for American Airlines after January 31, 2003 or Continental Airlines after January 1, 2003, Orbitz shall pay Worldspan a monthly processing fee in accordance with Table 1 set forth on Schedule E for each month of usage."

IN WITNESS WHEREOF, each of Orbitz, LLC and Worldspan, L.P. has caused this Amendment to be executed by its duly authorized representative as of the date first above written.

ORBITZ, LLC                                              WORLDSPAN, L.P.


By:     /s/: Gary Doernhoefer                     By:    /s/: Howard Kress
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        ---------------------------------                -----------------------
Title:  Vice President and General Counsel        Title: Vice President